Exhibit-(h)(i)(d)

AMENDMENT NO. 8

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated February 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust, Invesco Aim Distributors, Inc., a Delaware corporation, The Guardian Insurance and Annuity Company, Inc., a Delaware life insurance company and Guardian Investor Services LLC, a New York corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	THE GUARDIAN SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE THE GUARDIAN SEPARATE ACCOUNTS
Series I shares AIM V.l. Capital Appreciation Fund AIM V.l. Core Equity Fund AIM V.l. Utilities Fund	The Guardian The Guardian Separate Account K	• Park Avenue Life • Park Avenue Life – Millennium Series
	The Guardian Separate Account M	• Park Avenue VUL

	The Guardian Separate Account N	• Park Avenue VUL - Millennium Series • Park Avenue SVUL - Millennium Series • Flexible Solutions VUL • Flexible Solutions VUL - Gold Series

Series I shares AIM V.l. Capital Appreciation Fund AIM V.l. Core Equity Fund AIM V.l. Government Securities Fund AIM V.l. Utilities Fund	The Guardian Separate Account E	• The Guardian Investor Retirement Asset Manager Variable Annuity Contract

AIM V.l. Capital Appreciation Fund AIM V.l. Core Equity Fund AIM V.l. Utilities Fund	The Guardian Separate Account D	• Guardian Investor – Individual Variable Annuity Contract

AIM V.l. Capital Appreciation Fund AIM V.l. Core Equity Fund AIM V.l. Utilities Fund	The Guardian Separate Account A	• Value Guard II - Individual Variable Annuity Contract

AIM V.l. Capital Appreciation Fund AIM V.l. Core Equity Fund AIM V.l. Government Securities Fund	The Guardian Separate Account F	• Guardian C + C Variable Annuity Contract

Series II shares	The Guardian Separate	• The Guardian CXC Variable
AIM V.l. Basic Value Fund	Account F	Annuity Contract
AIM V.l. Capital Appreciation Fund
AIM V.l. Core Equity Fund
AIM V.l. Government Securities Fund
AIM V.l. Mid Cap Core Equity Fund
AIM V.l. Utilities Fund
	The Guardian Separate Account Q	• The Guardian Investor Income Access – Individual Variable Annuity Contract
	The Guardian Separate Account R	• The Guardian Investor Asset Builder – Individual Variable Annuity Contract
	The Guardian Separate Account N	• Executive Benefit VUL

Series II shares	The Guardian Separate	• The Guardian Investor
AIM V.l. Core Equity Fund	Account R	Variable Annuity B Series
AIM V.l. Global Real Estate Fund		• The Guardian Investor
AIM V.l. Mid Cap Core Equity Fund		Variable Annuity L Series

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: December 31, 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INC.

Attest:		By:	/s/ Douglas Dubitsky
Name:		Name:	Douglas Dubitsky
Title:		Title:	Vice President

GUARDIAN INVESTOR SERVICES LLC

Attest:		By:	/s/ John H. Walter
Name:		Name:	John H. Walter
Title:		Title:	SVP - Financial Management & Control

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